Exhibit 4.21 Form of amended note and form of warrant issued to Keren MYCB Elias Foundation in August 2004

Principal Sum: $100,000

Holder: KEREN MYCB ELIAS FOUNDATION

Dated: As of October __, 2004

AMENDED AND RESTATED NOTE

(the “Note”)

UNITY WIRELESS CORPORATION

1.

UNITY WIRELESS CORPORATION, a Delaware corporation (hereinafter called the “Company”), promises to pay to the order of Holder the Principal Sum on December 31, 2004 (the “Maturity Date”).

2.

This Note shall accrue interest at the rate of 12% per annum from April 1, 2004 to, and including, the earlier of the Maturity Date or the conversion of the Note.  Interest on the Note shall be calculated on the basis of actual days elapsed and a 360-day year of twelve 30-day months. Interest is due by 5:30 PM (eastern) two business days from the date on which it is due, deliverable to the address designated by Holder.

3.

Interest on the Note shall be due and payable quarterly in arrears on each June 30TH, September 30TH and December 30TH . Such interest shall, at the option of the Company, either be paid in cash or in shares of Common Stock (“Interest Shares”), only if a registration statement, covering the resale by selling security holders, is effective under the Securities Act of 1933, at a price per share equal to the Discounted Trading Price (defined as a price equal to 90% of the market price, which is equal to the average closing price for our common shares on the OTC Bulletin Board for the three trading-day period expiring on the last trading day prior to the interest payment date). All interest shall be payable upon the conversion of the note or payment at maturity.

4.

This Note may be prepaid at the Company’s option prior to the Maturity Date without penalty or premium.  All prepayments shall be applied first to accrued interest and then against principal.

5.

Notwithstanding anything set forth herein to the contrary, in no event shall the total amount of all charges payable hereunder which are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged under applicable law.  Should Holder receive any payment which is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall be automatically retained by Holder and used to reduce the principal of this Note, and to the extent that such payment exceeds the principal of this Note then outstanding, such payment shall be refunded to the Company.

6.

Purchase for Investment.  The Holder, by acceptance hereof, acknowledges that the Note has not been registered under the Securities Act of 1933 (the “Act”), covenants and agrees with the Company that such Holder is taking and holding this Note for investment purposes and not with a view to, or for sale in connection with, a distribution thereof.

7.

Conversion.

(a)

Holder shall at any time have the right (the “Note Conversion Right”) to convert the Principal Sum into 555,555 shares of Common Stock (the “Conversion Shares”).

(b)

To exercise the Note Conversion Right, Holder shall deliver to the Company a notice (the “Conversion Notice”) stating that the Holder is exercising the Note Conversion Right.  The Company shall deliver to Holder a certificate for such shares within a reasonable time, not exceeding five days.  As soon as reasonably practicable after such conversion, Holder shall deliver this Note to the Company.

(c)

Upon exercise of the Note Conversion Right, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise.

(d)

The issuance of any shares of Common Stock upon the exercise of the Note Conversion Right, and the delivery of certificates or other instruments representing such shares of Common Stock, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

(e)

The Company shall at all times reserve and keep available out of its authorized and unissued shares of common stock, solely for the purpose of providing for the exercise of the Note Conversion Right, such number of shares of common stock as shall be sufficient for the exercise of the Note Conversion Right in full. The Company covenants that all such shares of Common Stock shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

8.

Anti Dilution Provisions.

(a)

General.  The Exercise Price per share shall be subject to adjustment from time to time as hereafter provided.  Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the number of shares immediately theretofore subject to this Warrant by the Exercise Price in effect immediately prior to such adjustment, and dividing such amount by the Exercise Price resulting from such adjustment.

(b)

Stock Splits and Reverse Splits. In the event the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock of the Company are combined into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased.

(c)

Reorganizations and Asset Sales. Upon any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (each, a “Combination”), the Company shall enter into an agreement with the surviving or acquiring Person (the “Successor Company”) in such Combination confirming the Holder’s rights pursuant to this Warrant and providing for the continuation after such Combination of the adjustments provided for in this Warrant, to the end that the Warrant shall effectively be converted into a Warrant of the acquirer on terms set forth herein.  Following a Combination, the Warrant shall be exercisable for such number of shares of stock or other securities or property (including cash) to which the Common Stock issuable upon exercise of the Warrant (at the time of such Combination) would have been exchanged for pursuant to such Combination had such Common Stock been outstanding. For example, if the Company is acquired in a transaction in which each share of Common Stock is converted into the right to receive two shares of the acquirer’s stock and this Warrant, after giving effect to any other adjustment hereunder (including, without limitation, any adjustment under other provisions of this Section 2, whether in respect of such Combination or otherwise), is then exercisable for 1,000 shares of Common Stock, the Company would enter into an agreement with the acquirer providing that the Warrant would be exercisable for 2,000 shares of the acquirer’s stock and which would include the adjustment provisions provided in this Agreement, effectively converting the Warrant into warrants of the acquirer. The provisions of this Section shall similarly apply to successive Combinations involving any Successor Company.

9.

Piggyback Registration Rights

(a)

The Company will at its cost register the sale by Holder of the Conversion Shares and the Interest Shares in the first registration statement, covering the resale by selling security holders, that the Company hereafter files under the Securities Act of 1933 other than on Form S-8.  However, the Company shall not pay Holder’s brokerage commissions and underwriting discounts or the expense of any advisors retained by Holder. The Company shall supply to Holder a reasonable number of copies of all registration materials and prospectuses.  The Company and Holder shall execute and deliver to each other indemnity agreements that are conventional in transactions of this type.  Holder shall reasonably cooperate with the Company in the preparation and filing of such registration statement and appropriate amendments thereto.

10.

Miscellaneous.

(a)

All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

(b)

This Note shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.  All disputes hereunder shall be resolved exclusively by arbitration in Newark, New Jersey by the American Arbitration Association, except that any court having jurisdiction may award injunctive and ancillary relief. In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

(c)

If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

(d)

The Section headings in this Note are for convenience only.

(e)

The parties jointly participated in the drafting of this Note, and this Note shall not be construed against any party as draftsperson.

(f)

This Amended and Restated Note may not be amended or terminated orally.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date set forth above.

UNITY WIRELESS CORPORATION

By:

____________________________________

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE ISSUER SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION THEREOF IS LEGALLY REQUIRED FOR SUCH TRANSFER OR SUCH TRANSFER IS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE STATE AND CANADA SECURITIES LAWS.

No. W-__

No. of Shares : 555,555

Holder: KEREN MYCB ELIAS FOUNDATION

Date: ___________, 2004

WARRANT

To subscribe for and purchase shares of Common Stock, par value $0.001 (the “Common Stock”), of

UNITY WIRELESS CORPORATION.

THIS CERTIFIES that, for value received, Holder or its registered successors and assigns, is entitled to purchase from UNITY WIRELESS CORPORATION, a Delaware corporation (herein called the “Company”), the number of shares of Common Stock of the Company (individually a “Common Share” or a “share of Common Stock”, and collectively the “Common Shares” or “shares of Common Stock”) set forth above at the initial exercise price of $0.23 (in U.S. funds) per share of Common Stock (the “Exercise Price”).  This Warrant shall expire on August 31, 2006. The number of shares of Common Stock to be received upon the exercise of each Warrant and the Exercise Price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

1.

Exercise of Warrants.

(a)

This Warrant may be from time to time exercised by the Holder, in whole or in part, by the surrender of this Warrant, duly endorsed, at the principal office of the Company and upon payment to the Company of the purchase price of the Common Shares purchased.  Payment of the purchase price shall be made by certified or official bank check or checks payable to the order of the Company. The certificate(s) for such Common Shares shall be delivered to the Holder within a reasonable time, not exceeding five days, after the Warrants evidenced hereby shall have been so exercised and a new Warrant evidencing the number of Common Shares remaining to be issued upon exercise of the Warrants shall also be issued to the registered holder within such time unless such Warrants shall have expired.

2.

Anti-Dilution Provisions.

(a)

General.  The Exercise Price per share shall be subject to adjustment from time to time as hereafter provided.  Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the number of shares immediately theretofore subject to this Warrant by the Exercise Price in effect immediately prior to such adjustment, and dividing such amount by the Exercise Price resulting from such adjustment.

(a)

Stock Splits and Reverse Splits. In the event the Company subdivides its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to the subdivision shall be proportionately reduced, and conversely, in the event the outstanding shares of Common Stock of the Company are combined into a smaller number of shares, the Exercise Price in effect immediately prior to the combination shall be proportionately increased.

(b)

Reorganizations and Asset Sales. Upon any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation (each, a “Combination”), the Company shall enter into an agreement with the surviving or acquiring Person (the “Successor Company”) in such Combination confirming the Holder’s rights pursuant to this Warrant and providing for the continuation after such Combination of the adjustments provided for in this Warrant, to the end that the Warrant shall effectively be converted into a Warrant of the acquirer on terms set forth herein.  Following a Combination, the Warrant shall be exercisable for such number of shares of stock or other securities or property (including cash) to which the Common Stock issuable upon exercise of the Warrant (at the time of such Combination) would have been exchanged for pursuant to such Combination had such Common Stock been outstanding. For example, if the Company is acquired in a transaction in which each share of Common Stock is converted into the right to receive two shares of the acquirer’s stock and this Warrant, after giving effect to any other adjustment hereunder (including, without limitation, any adjustment under other provisions of this Section 2, whether in respect of such Combination or otherwise), is then exercisable for 1,000 shares of Common Stock, the Company would enter into an agreement with the acquirer providing that the Warrant would be exercisable for 2,000 shares of the acquirer’s stock and which would include the adjustment provisions provided in this Agreement, effectively converting the Warrant into warrants of the acquirer. The provisions of this Section shall similarly apply to successive Combinations involving any Successor Company.

1.

Dividends and Distributions. If, after the date hereof and prior to the exercise of this Warrants, the Company shall pay any dividends or make any other distributions to the holders of its Common Stock, upon the exercise of this Warrant the Company shall pay to the Holder the amount of such dividend or distribution which the Company would have paid to Holder had Holder exercised this Warrant in full immediately prior to the record date for such dividend or distribution.

2.

Notices.  If at any time prior to the expiration of the Warrants:

(a)

The Company shall declare any dividend or distribution on the Common Stock payable in shares of capital stock of the Company, cash or other property; or

(b)

The Company shall authorize the issue of any options, warrants or rights pro rata to all holders of Common Stock entitling them to subscribe for or purchase any shares of stock of the Company or to receive any other rights; or

(c)

The Company shall authorize the distribution pro rata to all holders of Common Stock of evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of retained earnings or retained surplus); or

(d)

There shall occur any reclassification of the Common Stock, or any consolidation or merger of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock) or a sale or transfer to another corporation or other entity of all or substantially all of the properties of the Company; or

(e)

There shall occur the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

then, and in each of such cases, the Company shall deliver to the registered holder hereof at its last address appearing on the books of the Company, as promptly as practicable but in any event at least 60 days prior to the applicable record date (or determination date) mentioned below, a notice stating, to the extent such information is available, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up.

3.

Valid Issuance, Etc. The Company covenants and agrees that all shares of Common Stock of the Company which may be issued upon the exercise of this Warrant will be duly authorized, validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the Holder.  The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times reserve such number of shares of its capital stock as may be sufficient to permit the exercise in full of this Warrant.

4.

Registered Holder. Except as otherwise set forth herein, the Holder shall not be entitled by virtue of ownership of this Warrant to any rights whatsoever as a shareholder of the Company.

5.

Piggyback Registration Rights.

The Company will at its cost register the sale by Holder of the shares underlying the warrants in the first registration statement, covering the resale by selling security holders, that the Company hereafter files under the Securities Act of 1933 other than on Form S-8.  However, the Company shall not pay Holder’s brokerage commissions and underwriting discounts or the expense of any advisors retained by Holder. The Company shall supply to Holder a reasonable number of copies of all registration materials and prospectuses.  The Company and Holder shall execute and deliver to each other indemnity agreements that are conventional in transactions of this type.  Holder shall reasonably cooperate with the Company in the preparation and filing of such registration statement and appropriate amendments thereto.

6.

Transfer. This Warrant may not be sold, pledged, hypothecated or transferred at any time unless the Company shall have received an opinion of counsel to the effect that such transfer would not result in a violation of the provisions of the Securities Act or applicable Canadian securities laws.  Any transfer of this Warrant to a transferee, in whole or in part, shall be effected upon surrender of this Warrant, duly endorsed (unless endorsement is waived by the Company), at the principal office or agency of the Company.  If this Warrant is being sold, pledged, hypothecated or otherwise transferred, the Company shall issue a new Warrant registered in the name of the appropriate transferee(s).  If the right to acquire less than all of the Common Stock issuable upon exercise hereof is being sold, pledged, hypothecated or otherwise transferred, the Company shall issue a new Warrant, in each case for the appropriate number of shares of Common Stock, registered in the name of the Holder and the transferee(s), as applicable.  Common Stock of the Company issued upon any exercise hereof may not be sold, pledged, hypothecated or otherwise transferred at any time unless the Company shall have received an opinion of counsel to the effect that such transfer would not result in a violation of the Securities Act or applicable Canadian securities laws.

7.

Confirmatory Notices; Restatements. The Company will promptly upon Holder’s request from time to time confirm to Holder in writing the number of shares of Common Stock then purchasable by Holder upon exercise of this Warrant and the Exercise Price then in effect. In addition, the Company will on Holder’s request and against delivery of this Warrant from time to time issue to Holder an  amended and restated Warrant to reflect any adjustments theretofore made in the number of shares then subject hereto and in the Exercise Price.

8.

Miscellaneous.

(a)

All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, by facsimile, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to the address in the corporate records or such other address as such Holder shall furnish to the Company in accordance with this Section, or (b) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this Section.

(b)

This Warrant shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state. All disputes hereunder shall be resolved exclusively by arbitration in Newark, New Jersey by the American Arbitration Association, except that any court having jurisdiction may award injunctive and ancillary relief. In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

(c)

The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

(d)

The Holder shall be entitled to recover its reasonable legal and actual costs of enforce its rights hereunder.

IN WITNESS WHEREOF, UNITY WIRELESS CORPORATION has caused this Warrant to be signed by a duly authorized officer and this Warrant is dated as of the date set forth above.

UNITY WIRELESS CORPORATION.

By

  Name: Ilan Kenig

  Title:  President

FORM OF EXERCISE

(to be executed by the Holder)

The undersigned hereby exercises this Warrant for the purchase of _______ shares of common stock, par value $0.001 ("Common Stock"), of UNITY WIRELESS CORPORATION and herewith makes payment of the purchase price in full.  Kindly issue certificates for the Common Stock in accordance with the instructions given below.  The certificate for the unexercised balance of this Warrant, if any, will be registered in the name of the undersigned.

Dated: ___________________

Instructions for registration of shares:

Name (please print)

Social Security or Other Identifying

Number:

Address:

Street

City, State and Zip Code